Exhibit 24.1

POWER OF ATTORNEY

WHEREAS, the undersigned officers and directors of Bel Fuse Inc. desire to authorize Daniel Bernstein and Craig Brosious to act as their attorneys-in-fact and agents, for the purpose of executing and filing the Registration Statement described below, including all amendments and supplements thereto,

NOW, THEREFORE,

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel Bernstein and Craig Brosious, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to sign the Registration Statement on Form S-3 of Bel Fuse Inc. registering Class B common stock, preferred stock, warrants, debt securities, depositary shares and units for sale pursuant to Rule 415 of the Securities and Exchange Commission (the "SEC") and any and all amendments and supplements to such registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this power of attorney in the following capacities as of June 12, 2017.

/s/ Daniel Bernstein	/s/ Mark B. Segall
Daniel Bernstein	Mark B. Segall
President, Chief Executive Officer and Director	Director
(Principal Executive Officer)

/s/ Craig Brosious	/s/ Robert H. Simandl
Craig Brosious	Robert H. Simandl
Vice President of Finance, Treasurer and Secretary	Director
(Principal Financial Officer and Principal Accounting
Officer)

/s/ Avi Eden	/s/ John F. Tweedy
Avi Eden	John F. Tweedy
Director	Director

/s/ Peter Gilbert	/s/ Vincent Vellucci
Peter Gilbert	Vincent Vellucci
Director	Director

/s/ Eric Nowling	/s/ Norman Yeung
Eric Nowling	Norman Yeung
Director	Director